                                                                   EXHIBIT 10.33

25 January 1999

N.V. NUON Energie-Onderneming voor Gelderland, Friesland en Flevoland
N.V. KRATON
Utrechtseweg 68 Arnhem
The Netherlands
Fax no: +31 26 377 2071

Re:  Share Purchase Agreement made 19 January, 1999 as amended (the "Agreement")

Gentlemen,

UPC wishes to express its appreciation to you that in view of interpretation differences, relating to the Loan Agreement for a US$125,000,000 Extendable Senior Secured Bridge Loan Facility dated 5th December, 1997, as amended and supplemented (the "Bridge Loan"), you have agreed to hereby make the following amendments to the Agreement:

1.   In clause 1.1, the following definitions are added:

     "UPCNV' shall mean United Pan-Europe Communications N.V."

     "designated Affiliated Entity' shall mean UPC Intermediates B.V., unless and until UPCNV designates another Affiliated Entity pursuant to Section 12.4."

2. The definition of UPC Shares is amended as follows: "UPC Shares" means all of the shares held by Belmarken in the capital of UTH as at the date of this Agreement."

3.   Notwithstanding anything to the contrary contained in the last sentence of
     Section 12.4, references to UPC in the definition of "Remaining Payment in Cash", and in clauses 2.4, 4.1(iii), 4.3, 4.4, 4.5, 5.3, and clauses 5.4,
     10.6 and 12.5 of the Agreement, shall refer only to the designated Affiliated Entity unless and until a waiver is obtained under the Bridge Loan (or no longer required because the Bridge Loan has been paid off), in which case it shall refer only to the designated Affiliated Entity and Belmarken, jointly and severally.

4. In Schedule A to the Agreement, the figure "10%" is replaced with "20%" in both places in the row concerning IPO Revenues > NLG 1,400 million.

5. It is confirmed and agreed that in Schedule B, under the heading "Number of Shares", "70% (seventy percent)" is replaced by "75% (seventy-five percent)".

6.   Clauses 6.2 is amended by adding to the end thereof the following:

     "Notwithstanding anything to the contrary in this Agreement, NUON shall have no recourse directly or indirectly against UPCNV for the satisfaction of the Replacement Payment, the Remaining Payment in Cash, the First Fallback Payment or the Second Fallback Payment; however, NUON shall have full recourse to the designated Affiliated Entity."

7. A new Clause 5.6 is added as follows: "In the event following the completion of the Third Party Sale or the execution by NUON of its first right of pledge on the NUON Shares or the

     UPC Shares, as the case may be, NUON has not received payment in full under this Agreement, then UPCNV herewith irrevocably agrees that, immediately upon the request of NUON it will transfer to NUON 10% of its then outstanding ordinary shares against payment of nominal value of such shares in accordance with an arrangement to be completed within twenty (20) Business Days from the date of this amendment."

8. The definition of "Completion Date" in Clause 1.1 of the Agreement is amended in its entirety to read as follows: "Completion Date" means (A) in relation to an IPO, the later of (i) the settlement date for the sale of ordinary shares in connection with the Listing and (ii) the settlement date for the sale of the American Depositary Shares in connection with the US Securities and Exchange Commission's declaration of effectiveness of UPCNV's registration statement therefor, and the day on which the Completion Conditions shall have been satisfied or waived or (b) otherwise, the day on which the Completion Conditions shall have been satisfied or waived, or (c) such other date as UPC and NUON may agree;"

9. The parties agree that the Initial Payment in Cash is to be made on the later of (i) the settlement date for the sale of ordinary shares in connection with the Listing and (ii) the settlement date for the sale of the American Depositary Shares in connection with the US Securities and Exchange Commission's declaration of effectiveness of UPCNV's registration statement therefor.

10.  Clause 7.1 is amended to add a new sub-clause (E) to read as follows:
     Belmarken having been designated as the Affiliated Entity in accordance with clause 12.4. Belmarken will not amend or agree to amend the provision in the Bridge Loan requiring payment on June 5, 1999; following repayment of the Bridge Loan, Belmarken shall become the designated Affiliated Entity.

11.  Clause 13.1 is restated in its entirety to read as follows:

     "UPC, Belmarken and the designated Affiliated Entity shall each be severally liable for their respective obligations under this Agreement, except where otherwise specifically provided herein that they shall be jointly liable."

12. In addition, following the effective date of the supplemental agreement concerning UPCNV's NLG 1,100 million Senior Revolving Credit Facility ("Senior Facility") being entered into in connection with UPCNV's IPO, UPCNV will ensure that NUON's claims against Belmarken under the Agreement shall at all times rank at least pari passu with the claims of any present or future creditor of Belmarken, other than (i) claims now existing or arising from any existing obligations under the Bridge Loan, (ii) claims which are mandatorily preferred by law and not by contract and (iii) the claims of the Senior Facility lenders in respect of Belmarken's interests in MediaReseaux S.A.

13. Further to its letter dated January 21, 1999 to UTH, NUON confirms that there are no further conditions to the extension of its loan to N.V. Telekabel Beheer, except that a first right of pledge over the shares of all of the subsidiaries of N.V. Telekabel Beheer will have to be vested in its favour within 7 days from the date of this letter agreement. UTH agrees to cause such pledge to be vested and UPC and Belmarken herewith consent to the vesting of such first right of pledge. As a consequence the above loan is now due and payable by March 15, 1999, which payment date will be extended by a period of one time fourteen days, if payment in full of the loan to NUON within that extended period, in the opinion of NUON is very probable.

For the avoidance of doubt, the parties acknowledge that any payments to be made under the Agreement may be paid by the party responsible therefor at any time on or before the due date thereof without penalty or premium.

References in the Agreement to "this Agreement" or words of similar import shall refer to the Agreement, as amended hereby. The provisions of Clauses 18, 19, 20, 22, and 23 shall apply to this letter agreement as if set out in full.

If you concur with the above, please return one copy of this document to us duly executed by you as evidence of your agreement.

Yours sincerely,




/s/ J. Timothy Bryan      /s/ A.H.E van Voskuijlen
--------------------------------------------------
UNITED PAN-EUROPE
COMMUNICATIONS N.V.
BELMARKEN HOLDING B.V.
UPC INTERMEDIATES B.V.


                                              Agreed and accepted:




                                              /s/
                                              -----------------------------
                                              N.V. NUON ENERGIE-ONDERNEMING
                                              VOOR GELDERLAND, FRIESLAND EN
                                              FLEVOLAND
                                              N.V. KRATON



                                              Agreed and accepted:




                                              /s/ H. Koning
                                              -----------------------------
                                              UNITED TELEKABEL HOLDING N.V.

                           SHARE PURCHASE AGREEMENT



This agreement is made this nineteenth day of January 1999, by and between

1.  UNITED PAN-EUROPE COMMUNICATIONS N.V., having its statutory seat at
    -------------------------------------
    Amsterdam, the Netherlands, for the purpose hereof represented by Mr J. Timothy Bryan and Mr Anton H.E. van Voskuijlen, Managing Directors of UPC, (hereinafter, together with its wholly-owned subsidiary Belmarken and/or its designated Affiliated Entity as defined in sub-clause 12.4 as the context
                                               ---------------
    requires, referred to as: "UPC"),

2.  BELMARKEN HOLDING B.V., having its statutory seat at Amsterdam, the
    ----------------------
    Netherlands, for the purpose hereof represented by Mr J. Timothy Bryan and Mr Anton H.E. van Voskuijlen, Managing Directors of UPC, (hereinafter referred to as: "Belmarken"),

3.  N.V. NUON ENERGIE-ONDERNEMING VOOR GELDERLAND, FRIESLAND EN FLEVOLAND,
    ---------------------------------------------------------------------
    having its statutory seat at Arnhem, the Netherlands, for the purpose hereof represented by Mr Tobias Swelheim, its Chief Executive Officer, (hereinafter, together with its subsidiary Kraton as the context requires, referred to as: "NUON"),

4.  N.V. KRATON, having its statutory seat at Arnhem, the Netherlands, for the
    -----------
    purpose hereof represented by Mr Tobias Swelheim, its Chief Executive Officer, (hereinafter referred to as: "Kraton"),

5.  UNITED TELEKABEL HOLDING N.V., having its statutory seat at Amster dam, the
    -----------------------------
    Netherlands, for the purpose hereof represented by Mr Ferdinand C.E.M. Hetterschijt, its Chief Executive Officer and Mr H.C. Blankers, its Chief Financial Officer, (hereinafter referred to as: "UTH"),

    UPC, Belmarken, NUON, Kraton and UTH hereinafter collectively referred to as: "parties" and individually as: a "party";

WHEREAS:
-------

A. On 6 August 1998 UPC and NUON have completed a merger of their Dutch broadband cable television and telecommunication companies and activities by contributing these companies and activities to UTH.

B. UPC is through its wholly-owned subsidiary Belmarken the beneficial owner of 51% of the issued share capital of UTH.

C. NUON is through its subsidiary Kraton the beneficial owner of 49% of the issued share capital of UTH.

D. In order to facilitate UPC's requirement to consolidate the activities of UTH in the medium term, UPC and NUON have entered into an option agreement dated 6 August 1998, granting each other specific call and put option rights with respect to NUON's shareholding in UTH.

E. UPC is preparing an initial public offering of shares in the capital of UPC through an official public listing of all of the ordinary shares in the capital of UPC on the Amsterdam Stock Exchange and Nasdaq or on one or more other stock exchanges (the "IPO").

F. UPC has expressed its desire to acquire NUON's shareholding in UTH earlier than anticipated, i.e. concurrently with completion of the IPO or, failing such IPO on or before 30 June 1999 (the "Stop Date"), ultimately on 30 November 1999.

G. The approval of each of the supervisory boards of NUON and UPC and of the board of directors of UPC's parent company United International Holdings, Inc ("UIH") has been obtained.

IT IS HEREBY AGREED AS FOLLOWS:
------------------------------

CLAUSE 1 - INTERPRETATION
-------------------------

1.1 In this Agreement

    "Acquisition Agreement" means the acquisition agreement dated 2 April 1998 between UPC, NUON and UTH;

    "Agreement" means this agreement for the sale and purchase of the NUON Shares and the Subordinated Loan between NUON, UPC and UTH;

    "Agreed Indexation" means the indexation included in the Purchase Price in accordance with sub-clause 3.1;
                    --------------

    "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business in Amsterdam;

    "Completion" means the completion of the sale and purchase (i.e. the legal transfer) of the NUON Shares and the Subordinated Loan under this Agreement;

    "Completion Arrangements" means the completion arrangements for the Completion referred to in Schedule F to this Agreement;
                              ----------

    "Completion Conditions" means the conditions to Completion listed in sub-
                                                                         ---
    clause 7.1;
    ----------

    "Completion Date" means the Listing Date or, if later, the day on which the Completion Conditions shall have been satisfied or waived, or such other date as UPC and NUON may agree;

    "Final Payment Date" means the date on which payment of the Remaining Payment in Cash will take place, being a date no later than twenty-four (24) months after the Completion Date;

    "First Fallback Payment" means an amount equal to fifty (50) percent of the Purchase Price;

    "Initial Payment in Cash" means the part of the Purchase Price referred to in sub-clause 4.1 (i) to be paid in cash on the Completion Date;
       ------------------

    "IPO Revenue" means the aggregate consideration received for securities offered and sold in the IPO, including but not limited to, shares in the capital of UPC and ADR's;

    "Listing" means the first listing of shares in the capital of UPC on the Amster dam Stock Exchange or one or more other stock exchanges;

    "Listing Date" means the date on which the Listing has been obtained;

    "Management Services Agreement" means the management services agreement dated 6 August 1998, effective as of 1 January 1998, between NUON and UTH;

    "NLG" means the currency of the Netherlands;

    "NUON Shares" means all of the shares held by NUON in the capital of UTH as at the date of this Agreement;

    "Option Agreement" means the Option Agreement dated 6 August 1998 between UPC, NUON and UTH;

    "Payment in Shares" means the payment of a number of officially listed shares in the capital of UPC, as determined in accordance with sub-clause
                                                                   ----------
    4.1 (ii) to be paid on the Second Payment Date;
    --------

    "Purchase Price" means the aggregate consideration payable for the NUON Shares and the Subordinated Loan referred to in sub-clause 3.1;
                                                    --------------

    "Remaining Payment in Cash" means the amount to be paid in cash by UPC on the Final Payment Date;

    "Replacement Payment" means a cash amount of at the maximum equal to 50% of the Purchase Price;

    "Sale" means the sale of any of the Shares in accordance with the terms and conditions of Schedule B;
                  ----------

    "Second Payment Date" means the date on which the transfer of the Payment in Shares, or, as the case may be, the payment of the Replacement Payment, will take place, being a date no later than the date six months and one day after the Listing Date;

    "Second Fallback Payment" means an amount equal to fifty (50) percent of the Purchase Price;

    "Second Fallback Payment Date" means the date on which the Second Fallback Payment will take place, being a date no later than eighteen (18) months after the Stop Date;

    "Shareholders Agreement" means the shareholders agreement dated 6 August 1998 between UPC, NUON and UTH;

    "Shares" means ordinary shares in the capital of UPC acquired by NUON pursuant to the Payment in Shares;

    "Stop Date" means 30 June 1999;

    "Subordinated Loan" means the amount of NLG 33,000,000 (in words: thirty three million Dutch Guilders) owed by UTH to NUON pursuant to the subordi-nated loan agreement dated 23 december 1998 between NUON as lender and UTH as borrower;

    "TeleKabel Loan" means monies owed by N.V. TeleKabel Beheer to NUON pursuant to the Loan Agreement dated 26/31 August 1998, as amended by letter agreement dated 15 January 1999 by and between N.V. TeleKabel Beheer and NUON and approved by the Supervisory Board of UTH including all costs, penalties and interest accrued thereon;

    "Third Party Sale" means the joint sale and transfer of the NUON Shares and the UPC Shares to a third party in accordance with the terms and conditions of Schedule E;
       ----------

    "UPC Shares" means all of the shares held by UPC in the capital of UTH as at the date of this Agreement.

1.2 At Completion, where appropriate and to the extent required, the relevant clauses of this Agreement, including but not limited to, clauses 2 and 3,
                                                             ---------------
    shall be adapted as to fully reflect variations, if any, after the date of this Agreement in the amount of the Subordinated Loan and the number of NUON Shares held by NUON at the date of this Agreement.


CLAUSE 2 - SALE AND PURCHASE OF THE NUON SHARES AND THE SUBORDINATED LOAN
-------------------------------------------------------------------------

2.1 Per, and with effect of, the Completion Date, NUON hereby sells and UPC hereby purchases the NUON Shares, together with all rights and obligations attaining to them.

2.2 Per, and with effect of, the Completion Date, NUON hereby sells and UPC hereby purchases the Subordinated Loan, together with all rights and obligations attaining to it.

2.3 The NUON Shares and the Subordinated Loan are sold free from all claims, liens, charges, encumbrances and other rights exercisable by third parties.

2.4 In consideration for the NUON Shares and the Subordinated Loan, UPC shall pay to NUON the Purchase Price.


CLAUSE 3 - PURCHASE PRICE
-------------------------

3.1 The total consideration payable for the NUON Shares and the Subordinated Loan under this Agreement (the "Purchase Price") shall consist of the following items:

    (i)   equity value of NLG 331,600,000 (the "Equity Part");
    (ii)  goodwill of NLG 156,000,000 (the "Goodwill Part");
    (iii) an amount of NLG 33,000,000, being the nominal amount of the Subordinated Loan;
    (iv)  the Agreed Indexation in accordance with sub-clause 3.2;
                                                   --------------
    (v)   the interest accrued on the Subordinated Loan in accordance with sub-
                                                                           ---
          clause 3.3.
          ----------

3.2 The Equity Part and Goodwill Part forming part of the Purchase Price shall be subject to an indexation of five and a half (5.5) percent per annum as of 1 January 1998 until Completion Date.

3.3 The Subordinated Loan forming part of the Purchase Price shall bear an interest of five and a half (5.5) percent per annum as of 23 December 1998 until the Completion Date.

CLAUSE 4 - PAYMENT OF THE PURCHASE PRICE IN THE EVENT OF A LISTING
------------------------------------------------------------------

4.1 In the event of a Listing on or before the Stop Date, the Purchase Price shall be paid in the following manner:

    (i)   an initial payment in cash as determined in accordance with Schedule A
                                                                      ----------
          to this Agreement (the "Initial Payment in Cash"), to be paid on the Completion Date by way of wire transfer to a bankaccount of NUON to be designated by NUON at least three (3) Business Days prior to the (anticipated) Completion Date;
    (ii) a number of ordinary shares in the capital of UPC as determined in accordance with Schedule B to this Agreement (the "Payment in
                          ----------
          Shares"), to be transferred on the Second Payment Date to a deposit account of NUON, to be designated by NUON at least three (3) Business Days prior to the Second Completion Date.

    (iii) a remaining payment in cash as determined in accordance with Schedule
                                                                       --------
          A to this Agreement (the "Remaining Payment in Cash"), to be paid
          -
          on the Final Payment Date in accordance with sub-clause 4.5.
                                                       -------------

4.2 The conditions listed in Schedule B shall apply to NUON in respect of its
                             ----------
    shareholding in the capital of UPC acquired pursuant to the Payment in Shares.

4.3 UPC shall, at its discretion, have the right to replace all or part of the Payment in Shares with the Replacement Payment, to be paid on the Second Payment Date together with any costs incurred by NUON towards WDR's engagement by NUON as referred to in Schedule B, by way of wire transfer to
                                         ----------
    a bank account of NUON, to be designated by NUON at least three (3) Business Days prior to the Second Payment Date, provided that (i) such decision to replace (all or part of) the Payment in Shares by the Replacement Payment shall be irrevocable and unconditional and (ii) UPC shall notify NUON thereof in writing on a date no later than fifteen (15) Business Days prior to the Second Payment Date.

4.4 On the Final Payment Date, UPC shall pay the Remaining Payment in Cash together with the interest accrued thereon in accordance with sub-clause 4.5
                                                                  --------------
    as of the Completion Date until the Final Payment Date by way of wire transfer to a bank account of NUON to be designated by NUON at least three
    (3) Business Days prior to the anticipated Final Payment Date.

4.5 UPC shall pay to NUON interest on the Remaining Payment in Cash, as follows:

    (i) for the first eight (8) months from the Completion Date: five (5) percent per annum; and

    (ii) for the second eight (8) months from the Completion Date: seven (7) percent per annum; and

    (iii) for the period thereafter until the Second Payment Date: nine (9) percent per annum.

4.6 In the event NUON has not received payment (i) of the Replacement Payment on the Second Payment Date in accordance with sub-clause 4.3 or (ii) of the
                                               --------------
    Remaining Payment in Cash on the Final Payment Date in accordance with sub-
                                                                           ---
    clause 4.4, sub-clause 6.2 shall apply.
    ----------  --------------


CLAUSE 5 - COMPLETION AND PAYMENT IN THE EVENT A LISTING HAS NOT OCCURRED ON OR
-------------------------------------------------------------------------------
BEFORE THE STOP DATE
--------------------

5.1 In the event a Listing has not occurred on or before the Stop Date, UPC shall proceed to Completion in accordance with sub-clause 5.3 on a date no
                                                   --------------
    later than 30 November 1999.

5.2 UPC shall notify NUON in the form of Schedule C of the anticipated Comple-
                                         ----------
    tion Date, taking into account a notice period of ten (10) Business Days.

5.3 On the Completion Date, UPC shall pay a cash amount equal to fifty (50) percent of the Purchase Price (the "First Fallback Payment") by way of wire transfer to NUON's bank account to be designated in writing at least three
    (3) Business Days prior to the (anticipated) Completion Date.

    On the Second Fallback Payment Date UPC shall pay the Second Fallback Payment together with the interest accrued thereon in accordance with sub-
                                                                          ---
    clause 5.4 as of the Completion Date until the Second Fallback Payment Date
    ----------
    by way of wire transfer to NUON's bank account to be designated in writing at least three (3) Business Days prior to the (anticipated) Second Fallback Payment Date.

5.4 UPC shall pay to NUON interest on the Second Fallback Payment as follows:

    (i) for the first six (6) months from the Completion Date: five (5) percent per annum; and

    (ii) for the second six (6) months from the Completion Date: seven (7) percent per annum; and

    (iii) for the period thereafter until the Second Payment Date: nine (9) percent per annum.

5.5 In the event NUON has not received payment of the Second Fallback Payment on the Second Fallback Payment Date in accordance with sub-clause 5.3, clause
                                                        --------------  ------
    6.2 shall apply.
    ---


CLAUSE 6 -    FIRST RIGHT OF PLEDGE IN FAVOUR OF NUON AND REMEDIES IN THE EVENT
-----------   -----------------------------------------------------------------
              OF A BREACH
              -----------

6.1 Within ten (10) Business Days after the date of this Agreement, UPC shall vest a first priority right of pledge on the UPC Shares (effective as of the Completion Date or the Stop Date, whichever is the earlier date) in favour of NUON in the form of the draft deed of pledge attached to this Agreement as Schedule D as a first rank security for the due and timely performance by
       ----------
    UPC of its obligations under this Agreement, including but not limited to, all payment obligations.

6.2 In the event following the Completion Date, or the Stop Date, whichever is the earlier date (a "Breach")

    (i) NUON has not received payment of the Replacement Payment on the Second Payment Date pursuant to and in accordance with sub-clause 4.3, or as
                                                         --------------
         the case may be, of the Remaining Payment in Cash on the Final Payment Date in accordance with sub-clause 4.4, or, as the case may be, of the
                                 --------------
         Second Fallback Payment on the Second Fallback Payment Date in accordance with sub-clause 5.3: or
                         --------------
    (ii) of any other material non-performance by UPC or UTH of their obliga-tions under this Agreement which has not been rectified within 10 (ten) Business Days from receipt of a written default notice from NUON reasonably specifying such default;

    the following shall apply without prejudice to any other rights of NUON:

    (a) NUON shall, to its discretion, either (i) execute ('uitwinnen') its first right of pledge on the NUON Shares and the UPC Shares to the extent required or (ii) obtain in close cooperation with UPC a Third Party Sale in accordance with the terms and conditions of Schedule E.
                                                                  ----------

    (b) Conditional upon a Breach, UPC hereby irrevocably grants power of attorney to NUON to take all actions for and on behalf of UPC to efficiently procure a Third Party Sale, including, but not limited to, the engagement of brokers and the entering into of a sale and purchase agreement as selling shareholder of UTH.

    (c) On the date of completion of the Third Party Sale (the "Third Party Sale Completion Date"), NUON shall be paid out of the Third Party Sale Proceeds (i) the Replacement Payment together with any costs incurred by NUON towards WDR's engagement by NUON as referred to in Schedule B and,
                                                                ----------
        as the case may be, (ii) the Remaining Payment in Cash together with the interest accrued thereon in accordance with sub-clause 4.5 as of the
                                                    --------------
        Completion Date until the Third Party Sale Completion Date, or, as the case may be, (iii) the Second Fallback Payment together with the interest accrued thereon in accordance with sub-clause 5.4 as of the
                                                    --------------
        Completion Date until the Third Party Sale Completion Date, or, as the case may be, (iv) any and all damages, costs and interests incurred by NUON as a consequence of a Breach, by way of wire transfer to NUON's bank account to be designated in writing at least three (3) Business Days prior to the (anticipated) Third Party Sale Completion Date.


CLAUSE 7 - COMPLETION CONDITIONS
--------------------------------

7.1 The obligations of NUON and UPC to complete this Agreement are in all respects conditional upon the following matters (the "Completion Conditions"):

    (A) UPC having vested a first right of pledge on the UPC Shares (effective as of the Completion Date or the Stop Date, whichever is the earliest date) and the NUON Shares in favour of NUON (effective as of Completion) substantially in the form of the draft deed of pledge attached to this Agreement as Schedule D as a first rank security for the
                     ----------
        due and timely performance by UPC of its obligations under this Agreement, including but not limited to, all payment obligations;
    (B) NUON having complied with its obligations under article 25 of the Works Council Act;
    (C) NUON having received a satisfactory written confirmation from the banks that are currently arranging alternative loans to UTH and/or N.V. TeleKabel Beheer enabling them to pay to NUON all monies owed by N.V. TeleKabel Beheer pursuant to the TeleKabel Loan, that there are no outstanding issues on the Completion Date that would prevent them from providing the alternative loans and the subsequent repayment to NUON;
    (D) UPC having entered into arrangements to the satisfaction of NUON, ensuring that NUON shall acquire the Payment in Shares on the Second Payment Date in accordance with sub-clause 4.1 (ii) and to the effect
                                        -------------------
        that NUON will be able to immediately complete the reselling of the Shares on the Amsterdam Stock Exchange, preferably all in one transaction.

7.2 The parties will use all reasonable endeavours to fulfil the Completion Conditions and will notify the other parties immediately upon becoming aware of the satisfaction of each such condition.


CLAUSE 8 - COMPLETION
---------------------

8.1 Completion shall take place at 11.00 a.m. on the Completion Date or, as the case may be, the Third Party Sale Completion Date, at the offices of Loeff Claeys Verbeke at Apollolaan 15, 1070 AB Amsterdam, or such other time or place as the parties may agree.

    In the event of a Listing on or before the Stop Date, Completion shall take place on the Listing Date.

8.2 At Completion UPC, NUON and UTH shall respectively do those things listed as their respective obligations in the Completion Arrangements set forth in Schedule F.
    ----------

8.3 Without prejudice to any other rights under this Agreement:

    (a) UPC shall not be obliged to complete this Agreement until (i) the Completion Condition of sub-clause 7.1 (B) has been satisfied and (ii)
                                ------------------
        NUON complies in all material respects with the requirements applicable to it in sub-clause 8.2 and Schedule F; and
                 --------------     ----------

    (b) NUON shall not be obliged to complete this Agreement until (i) the Completion Conditions of subclause 7.1 have been satisfied and (ii) UPC
                                 -------------
        complies in all material respects with the requirements applicable to it in sub-clause 8.2 and Schedule F.
           --------------     ----------

8.4 If the respective obligations of UPC and NUON under sub-clause 8.2 and
                                                        --------------
    Schedule F are not complied with in all material respects on the Completion
    ----------
    Date, UPC (in the case of non-compliance by NUON) or NUON (in the case of non-compliance by UPC) may:

    (a) defer Completion (so that the provisions of this clause 8 shall apply to
                                                         --------
        Completion as so deferred);

    (b) proceed to Completion as far as practicable (without limiting its rights under this Agreement).


CLAUSE 9 - EFFECT OF COMPLETION ON EXISTING AGREEMENTS
------------------------------------------------------

Upon Completion in accordance with this Agreement, the following agreements shall be deemed terminated:

(i)   the Option Agreement;

(ii)  the Acquisition Agreement, except for clause 3.1, 3.2 and 3.3 of Schedule
                                            -----------------------
      VI A thereto;

(iii) the Shareholders Agreement, except for clause 10 (Confidentiality) which
                                             ---------
      shall be deemed after three years from the date of this Agreement; and

(iv)  the Management Services Agreement.


CLAUSE 10 - FURTHER ARRANGEMENTS
--------------------------------

10.1 Effective as of the Completion Date all existing obligations of NUON and its subsidiaries (NUON and its subsidiaries collectively referred to as the "NUON Group") with respect to the NUON Group being a customer to UTH's telecom network or in any way paying for or compensating for costs related to this telecom network, will be deemed terminated.

10.2 As soon as practicable after the date of this Agreement, the NUON Group and UTH will enter into an agreement for the preferred suppliership of UTH, the basic terms and conditions of which are attached to this Agreement as Schedule G.
                   ----------

10.3 As of the date of this Agreement, the changes in corporate governance set forth in Schedule H shall apply.
               ----------

10.4  As of the Completion Date, the terms and conditions of Schedule I shall
                                                             ----------
      apply to the employment and employment conditions of former Nuon employees.

10.5  As of the Completion Date, the terms and conditions of Schedule J shall
                                                             ----------
      apply to NUON's preferred suppliership for energy and energy related services to UPC and its affiliates.

10.6 As of the Completion Date, NUON, UPC and UTH herewith irrevocably and unconditionally waive their claims, threatened or pending, under the Acquisition Agreement and each of NUON, UPC and UTH is herewith unconditionally and irrevocably released from such claims. In addition to the foregoing, as of the Completion Date, UPC shall indemnify and hold harmless NUON for any claims regarding transfer tax ("overdrachtsbelasting") and property tax ("onroerende zaak belasting") related to the period that NUON has acquired cable networks, which were later transferred or contributed to N.V. TeleKabel, up to a maximum of NLG 13 million (in words: thirteen million Dutch guilders).

10.7 Within ten (10) Business Days from the date of this Agreement, UPC shall provide NUON with arrangements to the satisfaction of NUON, ensuring that NUON shall acquire the Payment in Shares in accordance with sub-clause 4.1
                                                                  --------------
      (ii) and to the effect that NUON will be able to immediately complete the
      ----
      reselling of the Shares on the Amsterdam Stock Exchange, preferably all in one transaction.

10.8 NUON shall use its reasonable efforts to complete the compliance with its obligations under article 25 of the Works Council Act within ten (10) Business Days from the date of this Agreement and NUON shall inform UPC as soon as it is of the opinion that such obligations have been complied with.

CLAUSE 11 - REMEDIES AND WAIVERS
--------------------------------

11.1 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:
      (a) affect that right, power or remedy; or
      (b) operate as a waiver of it.

11.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

11.3 The rights, power and remedies provided in this Agreement are, unless otherwise stated, cumulative and not exclusive of any rights, power and remedies provided by law.


CLAUSE 12 - ASSIGNMENT
----------------------

12.1 Neither this Agreement, nor any interest in it, nor any other document to be executed pursuant to this Agreement shall be assignable by any party in whole or in part at any time to any third party or parties without the prior written approval of the other parties to this Agreement and each party undertakes that it will not assign the whole or any part of any interest in this Agreement or any such other document at any time to any person without such prior written approval of the other parties to this Agreement.

12.2 In the event of a sale and transfer by UPC of any of the UPC Shares to a third party, UPC shall cause such third party to agree and acknowledge:
      (i) that it shall be a party to all the terms and conditions of this Agreement in respect of the transferred UPC Shares; and
      (ii) that it shall accept several liability for the performance by UPC of its obligations under this Agreement.

12.3 In the event of a sale and transfer by NUON of any of the NUON Shares to a third party, NUON shall cause such third party to agree and acknowledge:

      (i) that it shall be a party to all the terms and conditions of this Agreement in respect of the transferred NUON Shares; and

      (ii) that it shall accept several liability for the performance by UPC of its obligations under this Agreement.

12.4 At any time before the Completion Date UPC may notify NUON in writing that one or more affiliated entities (each an "Affiliated Entity") is to purchase NUON Shares and/or the Subordinated Loan pursuant to this Agreement. Such notification shall specify the name and, if applicable, registered office of the Affiliated Entity and the NUON Shares to be purchased by the Affiliated Entity (the "Relevant NUON Shares"), on condition that such Affiliated Entity accepts several liability for the proper performance by UPC of its obligations under this Agreement. Such notification shall operate as an assignment by UPC of its rights under this Agreement to the extent they relate to the Relevant NUON Shares and/or the Subordinated Loan. Any such assignment shall not in any way limit or diminish the obligations of UPC under this Agreement. Such assignment(s) shall neither increase nor decrease the liabilities or rights of NUON or UPC, respectively, under this Agreement.

12.5 If UPC elects to assign any of its rights and obligations under this Agreement to one or more Affiliated Entities (as defined in sub-clause
                                                                  ----------
      12.4), UPC will guarantee to NUON the due and punctual payment and
      ----
      performance of all the obligations and liabilities of such Affiliated Entities arising under this Agreement.

      The obligations of UPC under this clause:

      (a) constitute a direct, primary and unconditional liability to pay on demand by NUON any sum which the Affiliated Entity is liable to pay under this Agreement pursuant to a settlement between the relevant Affiliated Entity and NUON or a judgement of the Amsterdam Court pursuant to clause 22 and to perform on demand by NUON any obligation
                      ---------
          of the Affiliated Entity under this Agreement without the need for any recourse on the part of NUON against the Affiliated Entity;

      (b) will not be affected by any circumstances relating to the Affiliated Entity.


CLAUSE 13 - FURTHER ASSURANCE
-----------------------------

13.1 UPC and Belmarken or its designated Affiliated Entity, in case UPC provides NUON with a notice as referred to in sub-clause 12.4, agree with
                                                    ---------------
      NUON to be jointly and severally liable for any and all obligations, liabilities and indemnities of any one of them.

13.2 NUON and Kraton agree with UPC to be jointly and severally liable for any and all obligations, liabilities and indemnities of any one of them.

13.3 Each of the parties shall from time to time, on being requested to do so by a party to this Agreement now or at any time in the future, do or so far as each is able procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the requesting party necessary for giving full effect to this Agreement and securing to such requesting party the full benefit of the rights, powers and remedies conferred upon it in this Agreement.


CLAUSE 14 - ENTIRE AGREEMENT
----------------------------

14.1  For the purpose of this clause 14, "Pre-contractual Statement" means a
                              ---------
      draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to this Agreement made or given by a party to this Agreement or any other person at any time prior to the date of this Agreement.

14.2 This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the parties relating to the sale and purchase of the NUON Shares and the Subordinated Loan.

14.3 Except to the extent repeated in this Agreement, this Agreement supersedes and extinguishes any Pre-contractual Statement.

14.4 Each party acknowledges that in entering into this Agreement and any other documents referred to in this Agreement it is not relying upon any Pre-contractual Statement which is not set out in this Agreement.

14.5 No party shall have any right of action against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement (except in the case of fraud) except to the extent repeated in this Agreement.

14.6 This Agreement may only be varied in a writing signed by each of the parties.


CLAUSE 15 - NOTICES
-------------------

15.1 Any notice or other communication under this Agreement shall only be effective if it is in writing and otherwise complies with this clause 15.
                                                                     ---------

15.2 No notice or other communication given or made under this Agreement may be withdrawn or revoked.

15.3  Any notice or other communication given or made under this Agreement shall be addressed as provided in sub-clause 15.5 and, if so addressed, shall,
                                  ---------------
      in the absence of earlier receipt, be deemed to have been duly given or made as follows:

      (a) if sent by personal delivery, on delivery at the address of the relevant party;

      (b) if sent by registered mail, three Business Days after the date of posting; and

      (c) if sent by facsimile (with a copy sent by personal delivery or post), when dispatched.

15.4 Any notice or other communication given or made, or deemed to have been given or made, outside working hours will be deemed not to have been given or made until the start of the next period of working hours.

15.5  The relevant notice details are:

      NUON and Kraton:
      Utrechtseweg 68
      Arnhem, The Netherlands
      Fax number : +31 26 377 2071
      Attention  : Board of Management ("Hoofddirectie")

      UPC and Belmarken:
      Frederik Roeskestraat 123,
      1076 EE Amsterdam, The Netherlands
      Fax number : +31 20 778 9871

      Attention  : General Counsel

      UTH:
      Kabelweg 55
      1014 BA Amsterdam, The Netherlands
      Fax number : +31 20 776 6899
      Attention  : General Counsel

15.6 A party may notify the other party of a change to its notice details. The notification shall only be effective on:

      (a) any effective date specified in the notification; or

      (b) if no date is specified or the date specified is less than five Business Days after the date when the notice is received, the date falling five clear Business Days after the notification has been received.


CLAUSE 16 - ANNOUNCEMENTS
-------------------------

16.1  Subject to sub-clause 16.2 no announcement concerning the sale of the NUON
                 ---------------
      Shares or any ancillary matter shall be made by either party without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

16.2 A party may make an announcement concerning the sale of the NUON Shares or any ancillary matter if required by:

      (a) the law of any relevant jurisdiction; or

      (b) any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) the Amsterdam Exchanges.

      PROVIDED THAT any such announcement shall be made by a party only after consultation with the other parties.

16.3  The restrictions contained in this clause 16 shall continue to apply after
                                         ---------
      Completion without limit in time.


CLAUSE 17 - CONFIDENTIALITY
---------------------------

17.1  Subject to sub-clause 17.3, during a period of three years after
                 ---------------
      Completion, NUON undertakes not to disclose to third parties any confidential information concerning the mode of operation, suppliers, or customers of UTH as carried on at Completion.

17.2  Subject to sub-clause 17.3, each party shall treat as strictly
                 ---------------
      confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

      (a) the provisions of this Agreement; or

      (b) the negotiations relating to this Agreement; or

      (c) the other parties.

17.3 Each party may disclose information which would otherwise be confidential if and to the extent:

      (a) required by the law of any jurisdiction;

      (b) required by any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) the Amsterdam Exchanges, whether or not requirement for information has the force of law;

      (c) required to vest the full benefit of this Agreement in that party;

      (d) disclosed to the professional advisers, auditors or bankers of that party (subject to duties of confidentiality);

      (e) the information has come into the public domain through no fault of that party; or

      (f) the other party has given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed.

      PROVIDED THAT any such information disclosed pursuant to paragraph (a),
                                                               -------------
      (b) or (c) by a party, shall be disclosed only after consultation with the
      ----------
      other parties.

      NUON has been informed by UPC that this Agreement will be filed as an exhibit to UPC's registration statement for the IPO.

17.4  Subject to sub-clause 17.1, the restrictions contained in this clause 17
                 ---------------                                     ---------
      shall continue to apply after the consummation of the sale and purchase of the NUON Shares without limit in time.


CLAUSE 18 - COSTS AND EXPENSES
------------------------------

Save as otherwise stated in any other provision of this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the NUON Shares and the Subordinated Loan and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in any of them.


CLAUSE 19 - COUNTERPARTS
------------------------

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts together constitute but one and the same instrument.


CLAUSE 20 - INVALIDITY
----------------------

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.


CLAUSE 21 - LANGUAGE
--------------------

Each notice, demand, request, statement, instrument, certificate, or other communication given, delivered or made by one party to another under or in connection with this Agreement shall be in English, unless such communication is made between Dutch parties only.


CLAUSE 22 - CHOICE OF GOVERNING LAW AND JURISDICTION
----------------------------------------------------

22.1 This Agreement shall be governed by and construed in accordance with Netherlands law.

22.2 The Amsterdam Court is to have jurisdiction to settle any dispute in connection with this Agreement. This jurisdiction agreement is irrevocable.


CLAUSE 23 - MISCELLANEOUS
-------------------------

The parties waive their rights, if any, to annul, rescind or dissolve (including: "ontbinding" en "vernietiging") this Agreement.

Thus agreed on and signed in 5 original copies in Amsterdam on January 19, 1999.


1.  UNITED PAN-EUROPE COMMUNICATIONS N.V.


/s/                                     /s/
---------------------------             ----------------------------------
By : J. Timothy Bryan                   By : Anton H.E. van Voskuijlen
Its: Managing Director                  Its: Managing Director

2.  BELMARKEN HOLDING B.V.



/s/                                     /s/
---------------------------             ----------------------------------
By : J. Timothy Bryan                   By : Anton H.E. van Voskuijlen
Its: Managing Director of UPC           Its: Managing Director of UPC

3.  N.V. NUON ENERGIE-ONDERNEMING VOOR GELDERLAND, FRIESLAND EN FLEVOLAND



/s/
---------------------------------
By : Mr Tobias Swelheim
Its: Chief Executive Officer


4.  N.V. KRATON



/s/
---------------------------------
By : Mr Tobias Swelheim
Its: Chief Executive Officer


5.  UNITED TELEKABEL HOLDING N.V.



/s/                                         /s/
---------------------------------           --------------------------------
By : Mr F.C.E.M. Hetterschijt               By : Mr H.C. Blankers
Its: Chief Executive Officer                Its: Chief Executive Officer